Exhibit 10.17

BATS GLOBAL MARKETS, INC.

LONG TERM INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD

[INSERT DATE]

Subject to the terms and conditions set forth in this grant letter (“Grant Letter”) and the agreement attached as Exhibit A (the Grant Letter and the agreement attached as Exhibit A together constituting the “Agreement”), BATS Global Markets, Inc., a Delaware corporation (the “Company”), has granted you as of the Grant Date set forth below an award of Restricted Stock (the “Award”). The Award is granted under and is subject to the BATS Global Markets, Inc. Long Term Incentive Plan (the “Plan”). Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall control.

AWARD TERMS

PARTICIPANT:

GRANT DATE:

SHARES SUBJECT TO AWARD:

VESTING TERMS:

Please review the Agreement and let us know if you have any questions about the Agreement, the Award or the Plan. You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact Thad Prososki, Director of Human Resources, via telephone at 913.815.7183, or via email at tprososki@batstrading.com. If not, please sign and date the Agreement where indicated below.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

BATS GLOBAL MARKETS, INC.

By:
Name: [ ]
Title: [ ]

[Participant]

EXHIBIT A

BATS GLOBAL MARKETS, INC.

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made and entered into on the date of the Grant Letter, by and between BATS Global Markets, Inc. (the “Company”), a Delaware corporation, and the individual listed in the Grant Letter as the Participant.

WHEREAS, the Participant has been granted the Award under the Plan;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

1. Award of Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Participant is hereby awarded the number of Shares of Restricted Stock set forth in the Grant Letter, subject to the terms and conditions of the Plan and those herein set forth. The Award is granted as of the date set forth in the Grant Letter. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

2. Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a) Vesting of Award. The Award shall vest as set forth in the Grant Letter. All dividends and other amounts receivable in connection with any adjustments to the Shares under Section 5(c) of the Plan shall be subject to the vesting schedule herein and shall be paid to the Participant upon any vesting of the Award hereunder in respect of which such dividends or other amounts are payable.

(b) Termination of Service; Forfeiture of Unvested Shares. In the event of Termination of Service of the Participant prior to the date the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company. Notwithstanding the foregoing, in the event of the Participant’s Termination of Service other than by the Company for Cause, the Committee may, in its sole discretion, accelerate the vesting of the Award or waive any term or condition of this Agreement, subject to such terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Award.

(c) Change in Control. Notwithstanding any provision of this Agreement to the contrary, if, within twelve (12) months following a Change in Control, the Award (or a substitute award) remains outstanding and the Participant incurs a Termination of Service without Cause or for Good Reason, the Award shall become immediately vested in full and all restrictions shall lapse upon such Termination of Service. “Change in Control” shall have the meaning set forth in the Plan.

(d) Evidence of Award. The Company shall record the Award on its books and records, in a manner generally consistent with its procedures for recording stock ownership, which may include book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(e) Rights of a Shareholder. Prior to the time the Award is fully vested hereunder, the Participant shall have no right to sell, transfer, pledge, assign, hypothecate or otherwise encumber the Award, other than by will or by the laws of descent and distribution. During such period, the Participant shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) paid on the Shares.

(f) No Right to Continued Employment. This Award shall not confer upon the Participant any right with respect to continuance of employment by the Company or any Affiliate nor shall this Award interfere with the right of the Company or any Affiliate to terminate the Participant’s employment at any time.

(g) No Right to Future Awards. The Participant acknowledges that the Award is a one-time extraordinary award and does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make, or not to make, additional grants of Shares under the Plan.

3. Transfer of Shares. Any vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, the provisions of this Agreement, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

4. Withholding. No later than the date of vesting of (or the date of an election by the Participant under Section 83(b) of the Code with respect to) the Award granted hereunder, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award. The Company shall be authorized to withhold from the Award from any compensation or other amount owing to a Participant (subject to applicable law) the amount (in cash, Shares, other property or any combination thereof) of applicable withholding taxes due in respect of the Award and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

5. Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement

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indemnity or other benefit arrangement of the Company or any Affiliate or (c) any calculation of base pay or regular pay for any purpose.

6. Forfeiture Upon Breach of Certain Other Agreements. The Participant’s breach of any noncompete, nondisclosure, nonsolicitation, assignment of inventions, or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation, and return of any Shares (whether or not otherwise vested) held by the Participant.

7. References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

BATS Global Markets, Inc.

8050 Marshall Drive, Suite 120

Lenexa, KS 66214

Attention: General Counsel

Facsimile: (913) 815-7119

If to the Participant:

At the Participant’s most recent address shown on the Company’s corporate records, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

9. Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

10. Entire Agreement. This Agreement and the Plan constitute the entire agreement and understanding between the parties in respect of the Award and supersede all prior

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and contemporaneous arrangements, agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflict of laws.

12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

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